                                                            Exhibit 99.(a)(2)



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                            DIAMONDS TRUST, SERIES 1



                         TRUST INDENTURE AND AGREEMENT
                             Dated January 13, 1998



                                 Incorporating
                     Standard Terms and Conditions of Trust
                          for DIAMONDS TRUST, SERIES 1
                           and subsequent and similar
                          Series of the DIAMONDS TRUST

                          Dated as of January 1, 1998,

                                 Effective Date
                                January 13, 1998

                                    Between

                           PDR SERVICES CORPORATION,
                                   As Sponsor

                                      and
                      STATE STREET BANK AND TRUST COMPANY,
                                   As Trustee



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

        This TRUST INDENTURE AND AGREEMENT dated January 13, 1998 (the "Indenture"), between PDR Services Corporation, as Sponsor and State Street Bank and Trust Company, as Trustee, which sets forth certain of its provisions in full and incorporates other of its provisions by reference to a document entitled "Standard Terms and Conditions of Trust" dated as of January 1, 1998, between the parties hereto (hereinafter called the "Agreement;" together with the Indenture, the "Indenture and Agreement"), such provisions are as set forth in full and such provisions as are incorporated by reference constituting a single instrument.

        WITNESSETH that:

        WHEREAS, the parties hereto have hereto for or concurrently herewith entered into the Agreement in order to facilitate the creation of a series of securities issued under a unit investment trust in accordance with the provisions of the Investment Company Act of 1940 and the laws of the State of New York, such series representing undivided interests in a trust fund composed primarily of Securities (as defined in the Agreement) included from time to time in the Dow Jones Industrial Average (the "DJIA");

        WHEREAS, the parties now desire to create the first of the aforesaid series; and

        WHEREAS, this first series of the Trust shall be designated and known as "DIAMONDS Trust, Series 1" and shall be subject to the terms and provisions of this Indenture and of the Agreement, incorporated herein;

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee agree as follows:

        Section 1. Incorporation of Agreement. Subject to the provisions of
                   --------------------------
Section 2 hereof, all of the provisions of the Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as though said provisions had been set forth in full in this instrument.

        Section 2. Specific Terms of this Series. The parties hereby agree to
                   -----------------------------
the following terms for the DIAMONDS Trust, Series 1:

        A. The securities portion of the Initial Portfolio Deposit deposited on the date hereof pursuant to Section 2.02 of the Agreement is comprised of the securities set forth in Schedule A hereto.

        B. The number of Initial Portfolio Deposits received by the Trust as of the date of this Indenture is ten (10).

        C. The Dividend Equivalent Payment made in connection with each Initial Portfolio Deposit on the date hereof is $0.00


        D. (1) The aggregate number of Creation Units outstanding on the Initial Date of Deposit for this series is ten (10).

             (2) The initial fractional undivided interest represented by each Creation Unit of the Trust shall be 1/10th.

             (3) The number of DIAMONDS which, when aggregated, constitute one Creation Unit, is 50,000.

        E. The Mandatory Termination Date for the Trust shall be (1) one hundred twenty-five years from the date the Trust is declared effective under the Securities Act of 1933, which is January 14, 2123 or (2) the date twenty
(20) years after the death of the last survivor of the fifteen (15) persons named below under the List of Measuring Lives, whichever occurs first:

List of Measuring Lives
---------------------------

Name                         Address                        Date of Birth

Lauren Michele Weber         6 Chadwick Court                  12/9/94
                             Denville, NJ 07834

David Martin Angel           936 North Livinstonft             10/23/96
                             Arlington, VA 22205

Campbell Barnett Holman      27 Knollwood Road                 6/6/97
                             Short Hills, NJ 07078

David Emmanuel Caine         44 Long Pond Lane                 1/8/97
                             Staten Island, NY 10304

Nathan Robert Morris         303 Mercer Street                 9/5/97
                             Apt. A605
                             New York, NY 10003

Devon Hennessy               70 Lincoln Avenue                 5/3/97
                             Apt. 22E
                             Rockville Center, NY 11570

Naeema Janae Campbell        321 Beach 57th Street             5/14/95
                             Apt. 5k
                             Arverne, NY 11692

Steven William Tarr          15 Tristam Place                  3/11/97
                             Pine Brook, NJ 07058

Samuel J. Carsky             2 Bayberry Street                 6/25/97
                             Bronxville, NY 10708

Chloe Josephine Morris       303 Mercer Street                 2/29/96
                             Apt. A605
                             New York, NY 10003



Samantha Elizabeth           2467 West 3rd St.                 11/6/97
  Buono                      Brooklyn, NY 11223

Kevin Joseph Sweeney         34 Jefferson Street               12/16/97
                             Metuchen, NJ 08840

Jhordan Michael Julien       20-41 Seagirt Blvd.               5/27/97
                             Apt. 5F
                             Far Rockaway, NY 11691

Lily Sherry Hogan            160 West 66th Street              9/9/97
                             Apt. 25H
                             New York, NY 10023

Ariana Miyuki Vetrano        99 Bank Street                    9/11/97
                             Apt. 4H
                             New York, NY 10014


        F. The initial Date of Deposit of this Series of the Trust is the date hereof.

        G. The Trust's taxable year shall be the calendar year ending each October 31.

        H. This Indenture may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, PDR Services Corporation has caused this Indenture to be executed by one of its Authorized Signatories and attested by its Secretary or one of its Assistant Secretaries, and State Street Bank and Trust Company has caused this Indenture to be executed by one of its Authorized Signatories and attested by one of its Authorized Signatories, all as of the date first above written.

                                    PDR SERVICES CORPORATION



Attest:                             By ________________________
                                        Authorized Signatory



________________________
Secretary

                                    STATE STREET BANK
                                    AND TRUST COMPANY



                                    BY _________________________
                                        Authorized Signatory

Attest:



__________________________
Authorized Signatory

STATE OF NEW YORK   )
                      :ss:

COUNTY OF NEW YORK  )


          On this 13th day of January, 1998, before me personally appeared Joseph Stefanelli, to me known, who, being by me duly sworn, did depose and say that he is an Authorized Signatory of PDR Services Corporation, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by like authority.

                                                --------------------------

                                                      Notary Public

COMMONWEALTH OF MASSACHUSETTS )
                                   )ss.:
COUNTY OF NORFOLK             )



          On this _____ day of January, 1998, before me personally appeared ___________________________, to me known, who, being by me duly sworn, said that he/she is an Authorized Signatory of State Street Bank and Trust Company, the national banking association described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by like authority.



                                                ------------------------------

                                                        Notary Public

                                                                      SCHEDULE A



                                DIAMONDS TRUST,

                                   SERIES 1

                    A.  SECURITIES DEPOSITED WITH THE TRUST
                                ON THE INITIAL DATE OF DEPOSIT


Name of Issuer and Title of Issue         Shares    Value
----------------------------------------- ------ -----------
AT&T Corp. .............................. 19,920  $1,298,535
Allied-Signal Inc. ...................... 19,920     732,060
Aluminum Co. of America.................. 19,920   1,314,720
American Express Co. .................... 19,920   1,649,625
Boeing Co. .............................. 19,920     896,400
Caterpillar Inc. ........................ 19,920     917,565
Chevron Corp. ........................... 19,920   1,482,795
Coca-Cola Co. ........................... 19,920   1,299,780
Disney (Walt) Co. (The).................. 19,920   1,892,400
Du Pont (E.I.) de Nemours & Co., Inc. ... 19,920   1,084,395
Eastman Kodak Co. ....................... 19,920   1,221,345
Exxon Corp. ............................. 19,920   1,196,445
General Electric Co. .................... 19,920   1,487,775
General Motors Corp. .................... 19,920   1,152,870
Goodyear Tire & Rubber Co. (The)......... 19,920   1,203,915
Hewlett Packard Co. ..................... 19,920   1,269,900
International Business Machines Corp. ... 19,920   2,034,330
International Paper Co. ................. 19,920     849,090
J.P. Morgan & Co. ....................... 19,920   2,130,195
Johnson & Johnson........................ 19,920   1,319,700
McDonald's Corp. ........................ 19,920     937,485
Merck & Co., Inc. ....................... 19,920   2,116,500
Minnesota Mining and Manufacturing Co. .. 19,920   1,675,770
Philip Morris Cos., Inc. ................ 19,920     953,670
Procter & Gamble Co. .................... 19,920   1,616,010
Sears, Roebuck & Co. .................... 19,920     901,380
Travelers Group Inc. .................... 19,920     987,285
Union Carbide Corp. ..................... 19,920     821,700
United Technologies Corp. ............... 19,920   1,413,075
Wal-Mart Stores, Inc. ................... 19,920     786,840
                                                 -----------
Total Investments-(Cost $38,643,555).....        $38,643,555
                                                 ===========

     B.   Amount of Cash Component Deposited with
          the Trust on the Initial Date of Deposit.

     $ 17,095